United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549

                                 SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-12

                           Stillwater Mining Company
               (Name of Registrant as Specified In Its Charter)
_______________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
                    Common Stock, par value $0.01 per share
_______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

_______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
_______________________________________________________________________________

(5) Total fee paid:
_______________________________________________________________________________

[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
_______________________________________________________________________________

(1) Amount Previously Paid:
_______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
_______________________________________________________________________________

(3) Filing Party:
_______________________________________________________________________________

(4) Date Filed:
_______________________________________________________________________________

                 As filed with the Commission on June 2, 2003

                                  STILLWATER
                                MINING COMPANY
                                    LOGO

                                                                  June 2, 2003


Dear Fellow Stockholder:


         The special meeting of Stillwater Mining Company's stockholders is scheduled for June 16, 2003. This letter is to remind you that your vote is important to us no matter how many shares you own.

         At the special meeting, we are seeking your vote to approve and adopt the stock purchase agreement among the Company, MMC Norilsk Nickel and Norimet Limited, including the issuance of shares to Norimet.

         If the transaction is completed, Norimet will acquire 45,463,222 newly-issued shares of the Company's common stock, which will constitute 51% of our outstanding shares immediately following the purchase. The Company will receive consideration from Norimet comprised of approximately $100 million in cash and approximately 877,000 ounces of palladium.

         Your Board of Directors has carefully considered the stock purchase agreement and has determined that its terms, including the issuance of shares to Norimet, are fair to and in the best interests of Stillwater's stockholders. The transaction with Norilsk Nickel and Norimet will:

o        Provide the Company with much needed capital

o        Allow the Company to reduce its debt

o Permit the Company to refocus its operations with a view to cost-effective, profitable mining and marketing activities

         We unanimously recommend that you vote FOR the approval and adoption of the stock purchase agreement.

         We encourage you to read carefully the proxy statement previously mailed to you and to vote promptly using the enclosed duplicate proxy card. If you need another copy of the proxy statement or have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or collect at (212) 929-5500.

         We appreciate your prompt attention to voting your shares.


                                            Very truly yours,


                                            /s/ Francis R. McAllister
                                            Francis R. McAllister
                                            Chairman of the Board and Chief
                                            Executive Officer

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    If you have any questions, or need additional information, please call:

                           MACKENZIE PARTNERS, INC.
                              105 Madison Avenue
                              New York, NY 10016
                         (212) 929-5500 (call collect)
                                      or
                           TOLL-FREE (800) 322-2885
 ----------------------------------------------------------------------------


Forward-Looking Statements

         This letter contains forward-looking information which involves expressions of management's current expectations. All forward-looking information is subject to various risks and uncertainties that may be beyond the Company's control and may cause results to differ materially from management's current expectations. Information concerning factors that could cause actual results to differ materially from management's current expectations are set forth in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC.



         PLEASE VOTE FOR THE APPROVAL AND ADOPTION OF THE STOCK PURCHASE AGREEMENT, INCLUDING THE ISSUANCE OF SHARES TO NORIMET, BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD TODAY!